Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY REPORTS IMPROVED

FISCAL YEAR 2007 REVENUE AND OPERATING RESULTS

Company Expects Significant Revenue Growth in Fiscal 2008

SAN DIEGO, CA, January 8, 2008 – American Technology Corporation (ATC) (NASDAQ: ATCO), a leader in the innovation and production of directed sound products and technologies, today announced improved revenue and operating results for its fiscal year ended September 30, 2007 (fiscal 2007).

Revenues for fiscal 2007 increased 10% to $9.9 million compared to $9.0 million for the fiscal year ended September 30, 2006 (fiscal 2006). The increase in fiscal 2007 revenues reflected an increase in LRAD® revenues from $5.6 million in fiscal 2006 to $7.7 million in fiscal 2007, due primarily to expanded sales distribution. HSS® revenues decreased from $2.4 million in fiscal 2006 to $1.3 million in fiscal 2007, due to the financial difficulties of key customers in the digital signage and in-store broadcasting markets. The fiscal 2007 revenue amount is slightly lower than ATC’s earlier estimate of $10.0 million because the Company was unable to recognize a $286,000 mid-September LRAD shipment that did not meet revenue recognition criteria until October.

Gross profit for fiscal 2007 was $3.4 million or 34% of revenues, compared to $2.9 million, or 32% of revenues, for the prior fiscal year. The increase in gross profit, both absolute and as a percentage of revenues, was principally the result of increased sales of higher margin LRAD products, offset by an increase in inventory reserves, primarily related to excess HSS components that were purchased based on a sales contract with a customer who later experienced financial difficulty and significantly reduced its requirements.

Selling, general and administrative expenses for the year ended September 30, 2007 decreased $2.5 million to $7.1 million or 71% of total revenues, compared to $9.5 million, or 106% of total revenues, for the year ended September 30, 2006. The majority of the decrease came from significantly reduced personnel and related expenses and lower legal and accounting costs. The reductions were offset by an increase of $973,000 for non-cash stock-based compensation expense under SFAS No. 123(R) and $521,000 of costs associated with a voluntary review of historical stock option and stock grants and the related restatement of financial statements.

The operating loss for fiscal 2007 decreased to $5.9 million compared to $8.6 million for the prior year ended September 30, 2006. The significant decrease in loss from operations in fiscal 2007 resulted primarily from an increase in revenues and gross profit from growing LRAD deliveries and reductions in operating expenses.

The net loss for fiscal 2007 decreased 28% to $5.6 million or $(0.18) per share, compared to a net loss of $7.7 million or $(0.31) per share for fiscal 2006.

The Company also announced that on January 3, 2008, it received a Nasdaq Staff Determination Notice indicating that the Company was not in compliance with the requirement for continued

listing set forth in Nasdaq Marketplace Rule 4310(c)(14) because it had not filed its Form 10-K for the period ended September 30, 2007 as of the date of the Notice, and that its common stock was therefore subject to delisting from The Nasdaq Capital Market. This delisting notification is standard procedure when a Nasdaq-listed company fails to complete a required filing in a timely manner. With the January 7, 2008 filing of its Form 10-K for the period ended September 30, 2007, ATC believes it has regained compliance with the continued listing requirements. In the event the Nasdaq Staff were to determine otherwise, ATC would submit a timely request for a hearing before a Nasdaq Listing Qualifications Panel, which request will stay any delisting action pending the hearing and determination by the Panel.

“We expect significant revenue growth in fiscal year 2008 led by growing LRAD shipments to public and private security firms, the oil and gas industry, and U.S. and international government and military organizations,” commented Tom Brown, president and chief executive officer of American Technology Corporation. “We also expect more revenues from our HSS and NeoPlanar® directed sound product lines this fiscal year. Due to the timing of material events, we expect to host our next conference call in early February in conjunction with the filing of our Form 10-Q for the period ended December 31, 2007.”

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® by providing directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC’s Long Range Acoustic Device (LRAD®), HyperSonic® Sound, and NeoPlanar® product lines make up the core of an expanding portfolio of directed sound products and technologies. For more information about ATC and its directed sound solutions please visit the company’s web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the company’s Form 10-K for the year ended September 30, 2007. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com

American Technology Corporation

Condensed Balance Sheets

(000’s omitted)

	September 30, 2007	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$6,415	$9,896
Accounts receivable, net	938	1,950
Inventories, net	3,803	4,450
Prepaid expenses and other	259	244

Total current assets	11,415	16,540
Equipment, net	422	694
Patents, net	1,364	1,416
Deposits	58	58

Total assets	$13,259	$18,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$772	$1,904
Accrued liabilities	871	1,978

Total current liabilities	1,643	3,882
Long-term liabilities:
Extended warranty	—	2
Derivative warrant instrument	—	1,221

Total liabilities	1,643	5,105

Total stockholders’ equity	11,616	13,603

Total liabilities and stockholders’ equity	$13,259	$18,708

American Technology Corporation

Condensed Statements of Operations

(000’s omitted except share and per share amounts)

	Years Ended September 30,
	2007	2006
Total revenues	$9,901	$9,001
Cost of revenues	6,509	6,150

Gross profit	3,392	2,851

Operating expenses:
Selling, general and administrative	7,052	9,537
Research and development	2,223	1,910

Total operating expenses	9,275	11,447

Loss from operations	(5,883)	(8,596)

Other income (expense):
Interest income	376	264
Interest and finance expense	—	(1)
Loss on asset disposition	(54)	—
Unrealized gain on derivative revaluation	—	625

Total other income	322	888

Net loss	$(5,561)	$(7,708)

Net loss per share of common stock - basic and diluted	$(0.18)	$(0.31)

Average weighted number of common shares outstanding	30,326,050	25,149,428